EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Auriga Laboratories, Inc. on Form S-8 of our report, dated January 4, 2005, relating to the financial statements of Auriga Laboratories, Inc., formerly known as Multi-Link Telecommunications, Inc., as of and for the year ended September 30, 2004 appearing in that certain Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on December 27, 2005.

/s/ Michael Johnson & Co., LLC Denver, Colorado

January 2, 2007